Exhibit (a) (15)

                          Dear Fila S.P.A. ADS holder:

         The offer for American Depositary Shares of Fila will expire on
                               September 5, 2003.

     In order to tender your shares, your bank or broker must receive your instructions prior to this date.

          If you have any questions please call your financial advisor or the Information Agent :

                          Georgeson [LOGO] Shareholder

                            Toll Free: (877)668-1640

                             Collect: (212)440-9800